UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-52782 (Commission File Number)	90-0335743 (IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
8.01	Other Events
9.01	Financial Statement and Exhibits

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on August 23, 2010, the board of directors of Mainland Resources Inc. (the "Company") accepted the consent of Nicholas W. Atencio as Chief Executive Officer and a director of the Company. On the same date, the Company's board of directors accepted the resignation of Michael Newport as Chief Executive Officer.

As a result, the Company's current executive officers and directors are as follows:

Name	Position
Nicholas W. Atencio	Chief Executive Officer & Director
William D. Thomas	Secretary/Treasurer, Chief Financial Officer and & Director
Simeon King-Horton	Director
Angelo Viard	Director
Peter Wilson	Director
Rahim Jivraj	Director

About Nicholas W. Atencio

Mr. Atencio (52), has served with large independent oil and gas companies at the senior and executive level for over 20 years. Mr. Atencio previously held the positions of VP of Operations Gulf of Mexico and VP of International Exploration and Production for Kerr McGee Oil & Gas Corporation.

Prior to his appointment as the Company's Chief Executive Officer and a director, Mr. Atencio served as the COO and Co-Founder of Remora Energy, a private company focused onshore in Colombia. In addition, Mr. Atencio worked for over a decade at Houston's Apache Corporation, where he held a variety of management roles in onshore and offshore US and international operations.

Mr. Atencio received his Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines and began his career in 1981 at Tenneco Oil Company in Louisiana.

The Company's Board of Directors has determined that Mr. Atencio should serve as a director given his experience with oil and gas companies.

Executive Services Agreement

In connection with Mr. Atencio's appointment as Chief Executive Officer of the Company, effective on August 23, 2010, the Company entered into an Executive Services Agreement (the "Agreement") with Mr. Atencio. Pursuant to the terms of the Agreement, Mr. Atencio will serve as Chief Executive Officer of the Company for an initial term of two years, renewable automatically unless terminated in accordance with the terms of the Agreement. Pursuant to the terms of the Agreement, the Company has agreed pay Mr. Atencio a gross monthly fee of $25,000. In addition, the Company has granted Mr. Atencio options to purchase up to 3,500,000 shares of the Company's common stock, expiring on August 23, 2020. Of the 3,500,000 options, 1,500,000 are immediately vested and exercisable at $0.44 per share; the remaining 2,000,000 options do not vest and are not exercisable until the occurrence of certain events as set forth in the Agreement.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On August 24, 2010, the Company issued a press release announcing the appointment of Mr. Atencio as Chief Executive Officer and a director.

A copy of the press release is filed as Exhibit 99.1 hereto.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with American Exploration Corporation ("American Exploration") announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus (the "Proxy Statement/Prospectus") that Mainland and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Mainland, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by Mainland and American Exploration, through the web site maintained by the SEC at www.sec.gov. Mainland's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Mainland. In any event, documents filed by Mainland with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380; Facsimile: (713) 583-1162.

Each of Mainland and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits
EXHIBIT NUMBER	DESCRIPTION
10.1	Executive Services Agreement with Nicholas Atencio dated August 23, 2010*
99.1	Press release of Mainland Resources, Inc. dated August 24, 2010*

*     Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINLAND RESOURCES, INC.
DATE: August 24, 2010	By: /s/ William D. Thomas_____________ William D. Thomas Chief Financial Officer/Treasurer